Exhibit 10.54

SECURITY AGREEMENT

SBA Loan #	43590850-09

SBA Loan Name	SUPERIOR AUTO BODY AND PAINT, LLC

Borrower	MEIER PROPERTIES, SERIES LLC

Co-Borrower	NONE

Operating Company	SUPERIOR AUTO BODY AND PAINT, LLC

Debtor	SUPERIOR AUTO BODY AND PAINT, LLC

Debtor’s Address	3978 West 12600 South, Riverton, UT 84065

CDG/Secured Party	Mountain West Small Business Finance

CDC’s Address	2595 East 3300 South, Salt Lake City, Utah 84109

Assignee of Secured Party	U.S. Small Business Administration

Date	May 25, 2012

Loan/Debenture Amount	$ 1,159,000.00

1 .Grant of Security Interest: Obligations. Debtor, for value received, hereby grants to Secured Party a security interest (the “Security Interest”) in the property described in paragraph 2 to secure the payment and performance of the following obligations (the “Obligations”):

a.	Principal and interest on and all amounts owing under a note (the “Note”) of Borrower and Co-Borrower, payable to the order of Secured Party, in the principal amount of the Loan/Debenture Amount, and all modifications, renewals and extensions of the Note;

b.	Debtor’s obligations under this Security Agreement;

c.	All other costs and liabilities (including, but not limited to, reasonable attorneys’ fees) which may be made or incurred by Secured Party (i) in the disbursement, administration and collection of the loan evidenced by the Note (the “Loan”), or (ii) in the maintenance, preservation or liquidation of the Collateral, or (iii) under this Security Agreement, or (iv) for the benefit of Debtor, with interest at the maximum legal rate on such costs and liabilities; and

d.	Any of the foregoing that arise after the filing of a petition by or against Debtor under the Bankruptcy Code, U.S.C. Title 11, us the same may be amended from time to time, even if the obligations do not accrue because of the automatic stay under the Bankruptcy Code, 11 U.S.C. 362, or otherwise.

2.	Collateral. The collateral in which the Security Interest is granted is all Debtor’s property described in the attached Exhibit A, wherever located, and now owned or hereafter acquired, together with all proceeds and products therefrom (the “Collateral”).

3.	Debtor’s Representations and Warranties. Debtor understands and acknowledges that Secured party, in making the Loan and in perfecting and continuing the Security Interest, is acting in reliance upon the representations and warranties set forth in the Loan Agreement and other documents executed by Debtor in connection with the SBA Loan above referenced and, in addition thereto, that:

1.	Debtor owns or will own the Collateral, and Debtor has or will have rights in the Collateral or the power to transfer rights in the Collateral to the Secured Party. Debtor’s rights and title in and to the Collateral are free of any claims, liens, security interests, restrictions on transfer or pledge, or other encumbrances except as created by this Security Agreement or as permitted in writing by Secured Party.

2.	The Loan is only for commercial purposes and is not a consumer transaction. Debtor has not and is not acquiring the Collateral for personal, family or household purposes.

Debtor agrees to indemnify and hold harmless Secured Party from and against any cost or liability (including, but not limited to, reasonable attorneys’ fees) which Secured Party may incur as a result of any inaccuracy in any of the representations and warranties.

4.	No Disposition of Collateral. Debtor shall not transfer, sell, assign, lease, license or otherwise dispose of any of Debtor’s rights or title it and to all or part of the Collateral and Debtor shall not grant or permit any other claim, lien, security interest, or other encumbrance to be created in or on the Collateral without the Secured Party’s prior written approval, except that Debtor way sell inventory listed in Exhibit A in the ordinary course of debtor’s business on customary terms and at usual prices and may collect, as Secured Party’s agent, sums due on accounts and other evidences of debt listed in Exhibit A, until advised otherwise by Secured Party. The Collateral shall remain personal property and, without the Secured Party’s prior written approval, Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

5.	Location. Maintenance and Inspection of Collateral. Debtor shall keep, store or regularly garage all the Collateral at locations approved by Secured Party in writing. The Collateral is or will be kept at the following locations: 3978 West 12600 South, Riverton, UT 84065

Debtor shall not move the Collateral to any other location without providing Secured Party with at least thirty (30) days’ prior written notice of the change in location and, if the Collateral is moved to leased premises, with a written agreement in form and substance satisfactory to Secured Party from all lessors (including sublessors) of such premises (i) subordinating the interest of such lessors and sublessors, if any, in the Collateral to that of Secured Party, (ii) providing Secured Party with written notice of any default and a reasonable opportunity to cure such default, and (iii) permitting Secured Party or its agents to enter into the leased premises to inspect the Collateral, to take possession of the Collateral, and to remove the Collateral or to sell or otherwise dispose of the Collateral from the leased premises. The parties may inspect any Collateral in the other party’s possession at any time upon reasonable notice.

6.	Authorization to Secured Party. Debtor authorizes Secured Party, or any person or entity acting on behalf of Secured Party, without notice to or further consent by Debtor, to prepare and file financing and amendment statements in order to perfect, continue, amend and/or terminate the Security Interest as required or requested by Secured Party. Debtor also agrees to execute, any further records and to take whatever other steps are required or requested by Secured Party, and to cooperate with Secured Party, to obtain, perfect and continue the Security Interest whether by filing, possession, control or otherwise, including, but not limited to, obtaining acknowledgments from third parties in possession of the Collateral that such third parties hold or will hold possession of the Collateral for the Secured Party’s benefit.

7.	Changes in Debtor. Except upon the prior written approval of Secured Party, Debtor shall not (i) conduct business under any name(s) other than that given in Paragraph 3, (ii) change of reorganize the type of business entity under which Debtor does business, (iii) merge into or consolidate with any other entity, (iv) sell all or substantialy all Debtor’s assets, or (v) change Debtor’s jurisdiction of organization. If such prior written approval is given by Secured Party, then Debtor agrees that all records required or requested by Secured Party to perfect, continue, amend and/or terminate the Security Interest shall be prepared and filed before such change of name, change of business entity, merger or consolidation, sale of assets, or change of jurisdiction occurs.

8.	Maintenance of Collateral. Debtor has the risk of loss of the Collateral. Debtor shall (i) maintain all the Collateral in good condition, (ii) pay promptly all taxes, judgments, or charges of any kind levied or assessed on the Collateral, (iii) keep current all rent due on premises where the Collateral is located, and (iv) maintain insurance on all the Collateral against hazards, in such amounts and with such companies as Secured Party may require, all such insurance policies to be in the possession of Secured Party and to contain lender’s loss payable clauses naming Secured Party in a manner satisfactory to Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon, and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor’s name all proofs of loss, drafts, checks and any other records necessary to accomplish such collections, and any persons or entities making payments to Secured Party under the terms of this Paragraph are hereby relieved absolutely from any obligation to see to the application of any sums so paid.

9.	Collection and Enforcement by Secured Party. Secured Party shall have the right at any time, and regardless of whether a default has occurred:

a.     To notify an account debtor or other obligor on the Collateral to make payment or otherwise render performance to or for the benefit of Secured Party,

b.     To take any proceeds to which Secured Party is entitled.

c.     To enforce the obligations of an account debtor or other obligor on the Collateral and to exercise Debtor’s rights with respect to (i) the obligations of the account debtor or other obligor to make payment or otherwise render performance to Debtor, and (ii) any property that secures the obligations of the account debtor or other obligor.

d.     If Secured Party holds a Security Interest in a deposit account perfected by control, to apply the balance of the deposit account to the Obligations or to instruct the bank to pay the balance of the deposit account to or for the benefit of Secured Party.

e.     To require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and to deliver to Secured Party any and all certificates of title and other documents relating to the Collateral.

Secured Party, however, shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. Secured Party may deduct from the collections under this Paragraph the reasonable expenses of collection and enforcement, including reasonable attorneys’ fees and legal expenses incurred by Secured Party.

10.	Default, The occurrence of any of the following shall, at the option of Secured Party, be a default:

a.     Any default under the Note or any of the other documents evidencing or securing the Loan, or if the full balance of the Loan becomes immediately payable under the terms of such documents, either automatically or by declaration of Secured Party.

b.     Debtor fails to pay or perform any Obligations or any part thereof in accordance with their terms.

c.     Any representation or warranty of Debtor contained in this Security Agreement is materially false or misleading.

d.     Debtor disposes of the Collateral except as expressly permitted by this Security Agreement, or there is any attachment, execution, levy on, or other seizure of any of the Collateral except by Secured Party.

e.     Debtor (i) becomes the subject of a proceeding under any bankruptcy or insolvency law, (ii) has a receiver or liquidator appointed for any part of Debtor’s business or assets, (iii) makes an assignment for the benefit of creditors, (iv) has any adverse change in financial condition or business operations that Secured Party believes may materially affect Debtor’s ability to perform its obligations under this Security Agreement, or (v) becomes the subject of a civil or criminal action that Secured Party believes may materially affect Debtor’s ability to perform its obligations under this Security Agreement.

f.     Debtor fails to comply with, or becomes subject to, any administrative or judicial proceeding under any federal, state or local (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may have a significant effect on the Collateral.

g.     Secured Party receives a search report indicating that the Security Interest is not in the lien position required by Secured Party.

h.     Debtor fails to do anything else required by, or does anything prohibited by, this Security Agreement;

Upon a default, Secured Party may, in its sole discretion, cure the default and any expenditures made for such purpose shall be added to the principal amount of the Note.

11.	Rights and Remedies Upon Default. After default, Secured Party shall have all the rights, including remedies, of a secured party under the Uniform Commercial Code, as the same may be amended from time to time. In addition, Secured Party may pursue any right or remedy available at law or in equity or otherwise to collect, enforce or satisfy any of the Obligations, including, but not limited to:

a.     Declaring all Obligations immediately due and payable, and requiring immediate payment of all amounts Owing under the Note, including any prepayment premium which Borrower and Co-Borrower would be required to pay.

b.     Reducing a claim to judgment, foreclosing, or otherwise enforcing the claim or Security Interest by any available judicial procedure, including any ancillary remedies such as attachment, levy and garnishment, and if the Collateral is documents, proceeding either as to the documents or as to the goods they cover.

c.     Taking possession of any Collateral not already in Secured Party’s possession, without demand and without legal process. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located and to remove the Collateral. If the Collateral contains any accessions not covered by this Security Agreement at the time of possession. Debtor agrees Secured Party may take such accessions, provided that Secured Party makes reasonable efforts to return them to Debtor after possession. Upon Secured Party’s demand, Debtor will assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and Debtor will deliver to Secured Party any and all certificates of title and other documents relating to the Collateral.

d.     Without removal, rendering any equipment unusable and disposing of the Collateral on Debtor’s promises.

Regardless of whether Secured Party takes possession of the Collateral, selling, leasing, licensing or otherwise disposing of the Collateral in its present condition or following any commercially reasonable preparation or processing (provided, however, that Secured Party has no obligation to prepare or otherwise process the Collateral), at public or private sale or disposition in accordance with the Uniform Commercial Code. Secured Party shall give Debtor such notice of any private or public sale or disposition as may be required by the Uniform Commercial Code. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, notice shall be deemed reasonable if given at. least ten (10) days before the sale or disposition. Secured Party may sell the Collateral without giving any warranties as to the Collateral, and Secured Party may specifically disclaim any warranties, including warranties of title. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Obligations, and if the purchaser then fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

Purchasing Collateral at a public disposition or at a private disposition if the Collateral is of a kind that is (i) customarily sold on a recognized market or (ii) the subject of widely distributed standard price quotations. If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations.

Accepting Collateral in full or partial satisfaction of the Obligations, subject to Debtor’s consent or failure to object after notification.

If after application of the proceeds of any sale or disposition of the Collateral, there is any balance owing on the Obligations, then Debtor remains liable for that deficiency.

Secured Party may comply with any applicable federal, state or local laws in connection with a sale or disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of such sale or disposition. Secured Party shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, Secured Party may release, continue, substitute, modify or waive any collateral provided by any other person to secure any of the Obligations, and Secured Party may release or enter into a compromise with any other person liable for any of the Obligations, all without affecting Secured Party’s rights and remedies against Debtor. Secured Party shall have no obligation to marshal any assets in favor of Debtor or against or in payment of the Obligations or any other obligation owed to Secured Party by Debtor or require Secured Party to defend against or pursue any third person or any other collateral for any of the Obligations, and Debtor waives any defenses based upon any claim that Secured Party did not perfect or continue the Security Interest, impaired the Collateral, or did not obtain a commercially reasonable amount for the Collateral at a sale or disposition. Debtor also waives demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment (at maturity or otherwise), release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which Debtor may in any way be liable.

All Secured Party’s rights and remedies shall be cumulative and may be exercised separately, successively or simultaneously. No waiver, delay or failure by Secured Party to exercise any right or remedy accruing upon default shall (i) impair any right or remedy of Scoured Party, (ii) waive any default, or (iii) affect any prior or subsequent default of the same or a different nature. Election by Secured Party to pursue any right or remedy shall not exclude pursuit of any other right or remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Security Agreement, after Debtor’s failure to perform, shall not afect Secured Party’s right to declare a default and to exercise its rights and remedies.

Upon default, Debtor will pay Secured Party for all reasonable expenses of retaking, holding, preparing for disposition, processing, and disposing of the Collateral, including reasonable attorneys’ fees and legal expenses incurred .by Secured Party. In addition, if Secured Party takes possession of the Collateral, regardless of whether a default has occurred, the reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred by Secured Party in the custody, maintenance, preservation, use, or operation of the Collateral are chargeable to Debtor and are secured by the Collateral.

12.	Governing Law. The Loan secured by this lien was made under a United States Small Business Administration (“SBA”) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document, then under SBA regulations:

a.     When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b.     CDC or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability. No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defeat any claim of SBA with respect to this Loan.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

Except as otherwise provided herein, this Security Agreement is governed by the laws of Utah, including the Uniform Commercial Code as adopted by such jurisdiction, as such laws may be amended from time to time, and exclusive of such jurisdiction’s choice of law provisions. Unless otherwise specified, definitions in the Uniform Commercial Code apply to the terms in this Security Agreement.

13.	General Provisions.

a.     All Debtors signing this Security Agreement are jointly and severally liable.

b.     Debtor agrees to execute all records and to take whatever other steps are required or requested by Secured Party, and to cooperate with Secured Party, at any time to comply with the documents evidencing or executing the Loan, and to effectuate the rights granted to Secured Party in this Security Agreement.

c.     If any part of this Security Agreement is unenforceable, all other parts remain in effect.

d.     This Security Agreement shall bind all persons who become bound as a debtor to this Security Agreement, and shall bind and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns. Debtor shall not assign its rights and interests under this Security Agreement without the prior written approval of Secured Party. Debtor acknowledges that Secured Party is assigning its rights and interest under this Security Agreement to SBA and that Secured Party services the Loan for SBA, and Debtor shall render performance under this Security Agreement to Secured Party and SBA. Debtor waives and will not assert against SBA or any other assignee any claims, defenses or set-offs which Debtor could assert against Secured Party except defenses which cannot be waived.

e.     Any notices required or permitted to be given under this Security Agreement shall be sufficient if (i) in writing anti (ii) either (1) personally delivered or (2) sent by certified or registered mail, return receipt requested and postage prepaid, or (3) sent by telefax, telex, telegram, e-mail or similar electronic means where receipt is acknowledged, or (4) sent by overnight U.S. Express mail or overnight letter (commercial courier), to the party’s address as set forth above. Any notice required or permitted to be given under this Security Agreement shall be deemed effective upon receipt or failure to accept delivery. Notice of any change in address shall be given as set forth in this section.

f.     This Security Agreement (including any exhibits all of which are incorporate in and made a part of this Security Agreement by this reference) contains the entire agreement of the parties concerning its subject matter. Debtor may not use any oral statement to contradict or alter the written terms of or raise a defense to, this Security Agreement. Any modification to this Security Agreement must be in writing and properly authenticated by Debtor and Secured Party.

g.     Each party hereby represents and warrants that its entry into and its performance of its obligations under this Security Agreement are fully authorized and that all necessary actions therefor have been taken by it, and the person(s) signing this Security Agreement below on such party’s behalf represents and warrants that he or she is fully authorized to do so.

h.     Captions in this Security Agreement are used for convenience only and are not to be used in construing this Security Agreement. Words in the singular include the plural and vice versa, any one gender includes all other genders, “includes” and “including” are not limiting, “or” is disjunctive but not exclusive, and “all” includes “any” and vice versa.

By signing below, each individual or entity becomes obligated under this Security Agreement as Debtor.

SUPERIOR AUTO BODY AND PAINT, LLC

By: Justin R. Vincent, Manager

Exhibit A to Security Agreement

Collateral

☒	a.	Goods - Equipment, including fixtures and software

☐	b.	Goods - Inventory

☐	c.	Goods - Consumer goods

☐	d.	Goods - Farm Products

☐	e.	Investment property

☐	f.	Instruments, including promissory notes

☐	g.	Chattel paper, including electronic chattel paper

☐	h.	Documents

☐	i.	Letter-of-credit rights

☐	j.	Accounts, including health-care-insurance receivables

☐	k.	Deposit Accounts

☐	l.	Commercial tort claims (must specify in Exhibit B)

☐	m.	General intangibles

☐	n.	Money

☐	o.	Oil, gay or other minerals before extraction

If an Exhibit B is attached, then the Security Interest in the above category of Collateral (as identified on Exhibit B) is limited to the specific items listed in Exhibit B.

All fixtures are located on the real property described on the trust deed(s) which are recorded in connection with the SBA Loan above identified.